Exhibit 10.17A

April 18, 2001

ADDENNDUM NO. 4 TO LEASE AGREEMENT BETWEEN INDUSTRIAL
PROPERTIES OF THE SOUTH AS LESSOR
AND VERILINK CORPORATION (AS SUCCESSOR TO TXPORT, INC.) AS
LESSEE DATED JUNE, 1993 AND EFFECTIVE SEPTEMBER 22, 1993 AND HEREIN
AFTER REFERRED TO AS THE MASTER LEASE

As successor to TxPort, Inc., Verilink Corporation and Industrial Properties of the South did execute a Lease Agreement for warehouse space at 129 Jetplex Circle, Madison AL dated January 17, 1995 and was effective January 19, 1995.

See Exhibit 2-A dated June 18, 1997 showing area B.

This Addendum No. 4 to the above-referenced Lease is to extend the Lease on the approximately 11,250 square feet of area B for the time period July 1, 2001 through June 30, 2002 at a rate of $3.50 per square foot per year or $3,281.25 payable monthly.

Lessee agrees to pay their pro rata share of utilities. Lessor is not obligated to provide utilities to Lessee without reimbursement.

All other terms and conditions of the lease remain in effect.

Industrial Properties of the South By:	Verilink Corporation
By: /s/ Charlene B. Graham	By: /s/ Ronald G. Sibold
Title: Managing Partner	Title: CFO
Date: 06/11/01	Date: 06/08/01

Prepared by:
Industrial Properties of the South
2903 Wall Triana Hwy., Suite 7
Huntsville, AL 35824